UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2016

Ritchie Bros. Auctioneers Incorporated

(Exact name of registrant as specified in its charter)

Canada	001-13425	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6
(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

This Amendment No. 1 to the Current Report on Form 8-K filed on November 2, 2016 (the “Original Report”) by Ritchie Bros. Auctioneers Incorporated (the “Company”) is being filed solely to add Exhibit 10.1 to the Original Report.

Credit Agreement

On October 27, 2016, the Company entered into a credit agreement (the “Credit Agreement”) among the Company, as a borrower, and certain of its subsidiaries, each as a borrower or guarantor, Bank of America, N.A. (“BofA”), as administrative agent, U.S. swing line lender and letter of credit issuer, Royal Bank of Canada, as Canadian swing line lender and letter of credit issuer, and the other lenders party thereto, which Credit Agreement provides for (i) multicurrency revolving facilities (the “Revolving Facilities”) in an aggregate amount of up to $675 million, (ii) a delayed-draw term loan facility (the “Delayed-Draw Facility” and together with the Revolving Facilities, the “Facilities”) in an aggregate amount of $325 million and (iii) at the election of the Company, subject to certain conditions, including receipt of related commitments, incremental term loan facilities and/or increases to the Revolving Facilities in an aggregate amount of up to $50 million.

The Company may use the proceeds of the Revolving Facilities to refinance certain existing indebtedness of the Company and its subsidiaries and for other general corporate purposes. The proceeds of the Delayed-Draw Facility can be used solely to finance the transactions contemplated by the Agreement and Plan of Merger, dated as of August 29, 2016 (the “Merger Agreement”), pursuant to which the Company agreed to acquire IronPlanet Holdings, Inc. (the “IronPlanet Acquisition”). The commitments of lenders under the Delayed-Draw Facility are subject to conditions, including the absence of a Material Adverse Change (as defined in the Merger Agreement), the consummation of the IronPlanet Acquisition, the accuracy of certain other limited representations and other customary conditions. The Revolving Facilities will remain in place and outstanding even if the Merger Agreement is terminated and the IronPlanet Acquisition is not consummated.

The Facilities will remain unsecured until the closing of the IronPlanet Acquisition, after which the Facilities will be secured by the assets of the Company and certain of its subsidiaries in the United States and Canada. The Facilities may become unsecured again after the IronPlanet Acquisition, subject to the Company meeting credit ratings or leverage ratio conditions.

The Facilities will mature five years after the closing date of the Credit Agreement. The Delayed-Draw Facility will amortize in equal quarterly installments in an annual amount of 5% for the first two years after the closing of the IronPlanet Acquisition, and 10% in the third through fifth years after the closing of the IronPlanet Acquisition, with the balance payable at maturity.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at a rate equal to either a base rate (or Canadian prime rate for certain Canadian Dollar borrowings) or LIBOR (or such customary floating rate customarily used by BofA for currencies other than U.S. Dollars), in each case plus an applicable margin (which shall change depending on the Company’s leverage ratio). The applicable margin ranges from 0.25% to 1.50% for base rate loans and 1.25% to 2.50% for LIBOR (or the equivalent rate for such currency) loans. The Company must pay quarterly in arrears a commitment fee equal to the daily amount of the unused commitments under the Facilities multiplied by an applicable percentage per annum (which ranges from 0.25% to 0.50% depending on the Company’s leverage ratio).

The Credit Agreement contains customary events of default and covenants, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company and/or certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets and engage in mergers or consolidations, and financial covenants.  If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Upon the closing of the Credit Agreement, the financing commitments, as amended, obtained by the Company in connection with the execution of the Merger Agreement (the “Commitment Letter”), were terminated with respect to (i) a senior secured revolving credit facility in an aggregate principal amount of $150 million and (ii) $350 million of a senior unsecured bridge loan facility in an aggregate principal amount of up to $850 million. Following the closing of the Credit Agreement, Goldman Sachs Bank USA, Royal Bank of Canada and RBC Capital Markets remain committed under the Commitment Letter to providing a senior unsecured bridge loan facility in an aggregate principal amount of up to $500 million, subject to certain conditions, including the absence of a Material Adverse Change (as defined in the Merger Agreement) and the accuracy of certain other limited representations and other customary conditions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Facilities is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01 Other Events

On October 27, 2016, the Company issued a press release regarding the Credit Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Credit Agreement, dated as of October 27, 2016, by and among the Company, the other borrowers and guarantors party thereto, Bank of America, N.A., as administrative agent, U.S. swing line lender and L/C issuer, Royal Bank of Canada, as Canadian swing line lender and L/C issuer, and the other lenders party thereto.
99.1	Press Release from the Company, dated October 27, 2016, entitled “Ritchie Bros. Completes New Credit Facilities Totaling US$1 Billion”*

* Previously filed as Exhibit 99.1 to the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

Date:  November 4, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of October 27, 2016, by and among the Company, the other borrowers and guarantors party thereto, Bank of America, N.A., as administrative agent, U.S. swing line lender and L/C issuer, Royal Bank of Canada, as Canadian swing line lender and L/C issuer, and the other lenders party thereto.

99.1	Press Release from the Company, dated October 27, 2016, entitled “Ritchie Bros. Completes New Credit Facilities Totaling US$1 Billion”*

* Previously filed as Exhibit 99.1 to the Original Report.